UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 6, 2007

GOLF TRUST OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-22091	33-0724736
(Commission File Number)	(IRS Employer Identification No.)

10 North Adger’s Wharf, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-4653
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

As previously disclosed, Golf Trust of America, Inc. (the “Company”) entered into a Defense and Escrow Agreement with Golf Host Resorts, Inc. (“GHR”) on July 15, 2004, as amended on December 28, 2006 by the First Amendment to Defense and Escrow Agreement (the “Defense Agreement”).  Under the Defense Agreement, as part of the consideration for the settlement of certain claims relating to GHR’s default under a $79 million loan, the Company was entitled to an interest in the sales proceeds of a prospective sale of a parcel of undeveloped land owned by GHR and referred to as “Parcel F” in our previous reports filed with the Securities and Exchange Commission.

On August 23, 2007, GHR closed the sale of Parcel F.  The proceeds received by the Company on September 6, 2007 were $2.5 million in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Registrant)

Date: September 10, 2007	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer